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                                                                   EXHIBIT 23.02


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" included in the Proxy Statement of Broadbase Software, Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4) and Prospectus of Broadbase Software, Inc. for the registration of 30,668,178 shares of its common stock and to the incorporation by reference therein of our report dated January 11, 2000, with respect to the consolidated financial statements and schedule of Broadbase Software, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP



San Jose, California
November 8, 2000